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                                                                   EXHIBIT 10.56


                              EMPLOYMENT AGREEMENT



         EMPLOYMENT AGREEMENT made as of this 8th day of July 1996 (the "Commencement Date") by and between Interact Medical Technologies Corporation (the "Company"), and Thomas E. Mignanelli ("Executive").

         WHEREAS, the Company and Executive desire to enter into an employment contract that shall govern the terms and conditions of Executive's employment with the Company and shall provide certain severance benefits to Executive upon his termination of employment.

         NOW, THEREFORE, the parties hereto agree as follows:

         1. TITLE. Executive shall serve as Vice President, Finance and Chief Financial Officer of the Company and shall in such capacity report directly to the Chief Executive Officer of the Company (the "Chief Executive Officer").

         2. DUTIES AND RESPONSIBILITIES. Executive hereby agrees to remain as Vice President, Finance and Chief Financial Officer of the Company during the Employment Period and to perform in good faith and to the best of his ability all services which may be required of Executive in such position and to be available to render such services at all reasonable times and places in accordance with such reasonable directions and requests as the Chief Executive Officer may from time to time reasonably specify. Executive shall, during the Employment Period, devote substantially all of his time, ability, energy and skill to the performance of his duties and responsibilities hereunder.

         3. PERIOD OF EMPLOYMENT. The period of Executive's employment with the Company pursuant to the provisions of this Agreement shall commence as of the Commencement Date and shall, unless sooner terminated in accordance with Paragraph 10 hereof, continue through June 8, 1998 ("Employment Period").

         4.   COMPENSATION.

              A. During the Employment Period, Executive shall receive an annualized base salary of $125,000, which shall be increased to $145,000 upon the effective date of the Company's initial public offering, less all applicable withholdings and deductions (the "Base Salary"). The Base Salary shall be reviewed by the Compensation Committee of the Company's Board of Directors (the "Board") and shall be subject to upward adjustment only, no less frequently than annually, with the first such review to occur on or prior to August 1, 1997.

              B. Executive shall be eligible to earn a bonus during each year of service during the Employment Period in an amount up to forty percent (40%) of the Base Salary in such year, less all applicable withholdings and deductions (the "Annual Bonus"). The Annual Bonus shall be based on Executive's job performance and the Company's

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achievement of certain financial and performance objectives. The specific terms and conditions of the annual bonus plan for Executive shall be determined solely by the Compensation Committee of the Board (the "Bonus Plan"). The objectives contained in the Bonus Plan shall be established by mutual agreement of Executive and the Compensation Committee of the Board, and such objectives shall include such key initiatives as the parties deem important and reasonably achievable, which may include, without limitation, profit objectives, earnings goals and market share performance. Bonus payments under the Bonus Plan shall be payable only if such objectives are achieved.

              C. The Base Salary shall be paid at semimonthly intervals over the Employment Period, in accordance with the Company's standard payroll practices. The Company shall deduct and withhold from Executive's compensation payable hereunder any and all applicable federal, state and local income and employment withholding taxes (if any) and any other amounts required to be deducted or withheld by the Company under applicable statutes, regulations, ordinances or orders governing or requiring the withholding or deduction of amounts otherwise payable as compensation or wages to employees.

              D. Upon Executive's execution of this Agreement, the Company shall grant Executive an option to purchase 50,000 shares of the Company's Common Stock ("Common Stock") at a per share purchase price of $6.30 (the "Option"). The Option shall qualify as an incentive stock option (as defined under Section 422 of the Internal Revenue Code of 1986) and shall be subject to the customary three year vesting and the other limitations imposed by the Company's 1994 Incentive Stock Option Plan.

         5. BUSINESS EXPENSE REIMBURSEMENT. Executive shall be entitled, in accordance with the reimbursement policies in effect from time to time, to receive reimbursement from the Company for all travel, entertainment and other business expenses incurred by Executive in the performance of his duties hereunder, provided Executive furnishes the Company with vouchers, receipts and other details in accordance with the Company's policies applicable to other senior management executives.

         6.   BENEFITS.  During the Employment Period:

              A. The Company shall provide Executive with three weeks paid vacation for each year of service during the Employment Period.

              B. The Company shall provide Executive a transportation allowance of $700 per month payable pro rata with each semimonthly disbursement described in Paragraph 4.C hereof.

              C. The Company shall provide Executive and his dependents with coverage under all medical, dental and/or vision plans and other welfare or retirement benefit programs available to the Company's executives and their dependents, to the extent Executive and his dependents satisfy the applicable eligibility requirements.


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         7.   RESTRICTIVE COVENANT. During the Employment Period:

              A. Executive shall devote substantially all of his time and energy to the performance of Executive's duties described herein, except during periods of illness or vacation.

              B. Executive shall not directly or indirectly provide services to or through any person, firm or other entity except the Company, unless otherwise authorized by the Company in writing.

              C. Executive shall not render any services of any kind or character for Executive's own account or for any other person, firm or entity without first obtaining the Company's written consent.

              D. Notwithstanding the foregoing, Executive shall have the right to perform such incidental services as are necessary in connection with (i) his private passive investments, but only if Executive is not obligated or required to (and shall not in fact) devote any managerial efforts which significantly interfere with the services required to be performed by him hereunder, (ii) his charitable or community activities or (iii) participation in trade or professional organizations, but only if such incidental services do not significantly interfere with the performance of Executive's services hereunder.

         8. NON-COMPETITION. During the Employment Period, Executive shall not directly or indirectly:

              A. actively own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed by or connected in any manner with, any enterprise which is engaged in any business competitive with that which the Company is at the time conducting or proposing to conduct; provided, however, that such restriction shall not apply to any passive investment representing an interest of less than two percent (2%) of an outstanding class of publicly traded securities of any corporation or other enterprise which is not, at the time of such investment, engaged in a business geographically competitive with the Company's business;

              B. encourage or solicit any Company employee to leave the Company's employ for any reason or interfere in any material manner with employment relationships at the time existing between the Company and its current employees; or

              C. solicit any customer of Company, induce any the Company customer to terminate its existing business relationship with the Company or interfere in any material manner with any existing business relationship between the Company and any customer or other third party.

         9. PROPRIETARY INFORMATION. Concurrent with execution of this Agreement, Executive shall execute the Company's standard form of employee proprietary information and inventions agreement attached hereto as Exhibit A.


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         10.  TERMINATION OF EMPLOYMENT.

              A. The Company may terminate Executive's employment under this Agreement at any time for any reason, with or without Cause, by giving at least ninety (90) days prior written notice of such termination to Executive. However, such ninety (90)-day notice requirement shall not apply to the termination of Executive's employment (i) for Non-Performance or (ii) for Cause under Paragraphs 10.B or 10.C hereof, respectively. Executive may terminate Executive's employment under this Agreement at any time for any reason by giving at least thirty (30) days prior written notice of such termination to the Company.

              B. The Company may terminate Executive's employment during the Employment Period for Non-Performance. For purposes of this Agreement, "NonPerformance" shall mean Executive's refusal to perform duties after receipt of a written warning regarding his performance of such duties. Upon termination for Non-Performance, the Company shall only be required to pay Executive any unpaid compensation earned by him pursuant to Paragraph 4 hereof for services rendered through the date of such termination and reimbursements unpaid to date under Paragraphs 7 or 8 hereof, and Executive shall not be entitled to receive any of the Severance Benefits set forth in Paragraph 10.E hereof.

              C. The Company may at any time, upon written notice, terminate Executive's employment with the Company hereunder for Cause. Such termination shall be effective immediately upon such notice. For the purposes of this Agreement, "Cause" shall mean: (i) dishonesty resulting, or intending to result, directly or indirectly, in gain or personal enrichment at the expense of the Company; (ii) gross misconduct, including without limitation, fraud, sexual harassment or misappropriation of Company property or confidential information;
(iii) Executive's conviction of a felony under the laws of the United States or any state thereof involving moral turpitude; or (iv) a breach by Executive of material provisions of this Agreement, which breach continues for a period of thirty (30) days after written notice of such breach. Upon such termination for Cause, the Company shall only be required to pay Executive any unpaid compensation earned by him pursuant to Paragraph 4 hereof for services rendered through the date of such termination, and reimbursements unpaid to date under Paragraphs 7 or 8 hereof, and Executive shall not be entitled to receive any of the Severance Benefits set forth in Paragraph 10.E hereof.

              D. In the event Executive's employment with the Company should terminate by reason of his death or disability during the Employment Period, Severance Benefits shall be payable to Executive's estate pursuant to Paragraph 10.E hereof.

              E. If the Company terminates Executive (regardless of whether before, on or after the last day of the Employment Period) and such termination is not (i) for NonPerformance or (ii) for Cause pursuant to Paragraphs 10.B and 10.C hereof, respectively, then Executive shall be entitled to receive, as of such termination date, (x) a lump sum severance payment equal to the entire Base Salary then in effect not discounted to present


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value, (y) full vesting of the Option and (z) continuation of all benefits then in effect for a full year, less all applicable withholdings (the "Severance Benefits").

         11. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the Company, its successors and assigns, and Executive, the personal representative of his estate and his heirs and legatees.

         12. GOVERNING DOCUMENT. This Agreement constitutes the entire agreement and understanding of the Company and Executive with respect to the terms and conditions of Executive's employment with the Company and the payment of severance and disability benefits and supersedes all prior and contemporaneous written or verbal agreements and understandings between Executive and the Company relating to such subject matter, other than as provided herein. This Agreement may only be amended by written instrument signed by Executive and a representative of the Compensation Committee of the Board. Any and all prior agreements, understandings or representations relating to Executive's employment with the Company are hereby terminated and cancelled in their entirety and are of no further force or effect.

         13. APPLICABLE LAW AND SEVERABILITY. This Agreement shall, in all respects, be governed by the laws of the State of California applicable to agreements executed and to be wholly performed within the State of California. If any provision of this Agreement becomes or is deemed invalid, illegal or unenforceable in any jurisdiction by reason of the scope, extent or duration of its coverage, then such provision shall be deemed amended to the extent necessary to conform to applicable law so as to be valid and enforceable or, if such provision cannot be so amended without materially altering the intention of the parties, then such provision shall be stricken and the remainder of this Agreement shall continue in full force and effect. Should there ever occur any conflict between any provision contained in this Agreement and any present or future statute, law, ordinance or regulation contrary to which the parties have no legal right to contract, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed and limited only to the extent necessary to bring it into compliance with the law. All the other terms and provisions of this Agreement shall continue in full force and effect without impairment or limitation. Any dispute arising out of this Agreement shall be decided by a court located in the State of California applying California law. In the event of any lawsuit arising out of this Agreement, the prevailing party shall be entitled to all costs and reasonable attorneys' fees.

         14. COUNTERPARTS. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.






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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year written above.

                                            INTERACT MEDICAL TECHNOLOGIES
                                            CORPORATION



                                            By: /s/ BRUCE D. STURMAN
                                                --------------------------------

                                            Title: CHIEF EXECUTIVE OFFICER
                                                   -----------------------------


                                            /s/ T.E. MIGNANELLI
                                            -----------------------------------
                                            Thomas E. Mignanelli


















                    [SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]